UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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American Eagle Outfitters, Inc.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN EAGLE OUTFITTERS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

June 22, 2004

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date the enclosed proxy and promptly return it in the envelope provided.

No postage is necessary if mailed in the United States.

American Eagle Outfitters, Inc.

150 Thorn Hill Drive

Warrendale, Pennsylvania 15086-7528

724-776-4857

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2004

May 3, 2004

To	the Stockholders of

American Eagle Outfitters, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Eagle Outfitters, Inc., a Delaware corporation (the “Company”), will be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York, on June 22, 2004, at 11:00 a.m., local time, for the following purposes:

1.	To elect three class III directors, each for a term of three years or until their successors are duly elected and qualified;
2.	If presented at the Annual Meeting, to vote on a stockholder proposal regarding expensing stock options;
3.	If presented at the Annual Meeting, to vote on a stockholder proposal regarding adoption of human rights standards based on international labor organization conventions; and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you plan to attend the meeting, please sign, date, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person and your proxy will not be used.

By Order of the Board of Directors

Neil Bulman, Jr.

Secretary

AMERICAN EAGLE OUTFITTERS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JUNE 22, 2004

This Proxy Statement is furnished to the stockholders of American Eagle Outfitters, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on June 22, 2004, at 11:00 a.m., local time, at the Loews Regency Hotel, 540 Park Avenue, New York, New York, and at any adjournment thereof. It is being mailed to the stockholders on or about May 12, 2004.

All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders’ directions. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (Attention: Neil Bulman Jr., Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

Stockholders of record at the close of business on April 30, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At April 30, 2004, the Company had outstanding 71,705,141 shares of Common Stock, with $.01 par value, entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be voted upon by stockholders at the Annual Meeting.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which include the election of directors, but not on non-routine matters.

The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect. Each other matter to be submitted to the stockholders for approval at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock voting on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Ownership of Common Stock

The following table shows, as of March 31, 2004, certain information with regard to the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors; (iii) each nominee for director; (iv) each executive officer named in the summary compensation table below; and (v) all directors, nominees and executive officers as a group.

	Shares Beneficially Owned (1)
	Number	Percent
5% Beneficial Owners
The TCW Group, Inc. (2)	4,633,357	6.1%
SEI, Inc. (3)	4,798,819	6.4%
Ari Deshe (3) (4)	5,662,844	7.5%
FMR Corp. (5)	8,539,410	11.3%
Geraldine Schottenstein (3)	10,065,355	13.3%
Jay L. Schottenstein (3) (4)	10,168,016	13.5%

Directors, Nominees and Executive Officers
Ari Deshe (3) (4)	5,662,844	7.5%
Jon P. Diamond (3) (4)	2,564,952	3.4%
Martin P. Doolan (4)	132,750	*
Gilbert W. Harrison (4)	79,425	*
Michael G. Jesselson (4)	113,250	*
George Kolber (4)	100,884	*
Howard Landon (4)	56,908	*
Michael J. Leedy (4)	61,001	*
John L. Marakas (4)	96,000	*
Roger S. Markfield (4)	1,243,189	1.6%
Susan P. McGalla (4)	53,702	*
Robert R. McMaster	—	*
James V. O’Donnell (4)	659,457	*
Janice E. Page	—	*
Jay L. Schottenstein (3) (4)	10,168,016	13.5%
Gerald E. Wedren (4)	74,250	*
Laura A. Weil (4)	282,502	*
Larry M. Wolf	500	*
All directors, nominees and executive officers as a group (21 in group)	19,045,585	25.2%

* Represents less than 1% of the Company’s shares of Common Stock.

(1)	Unless otherwise indicated, each of the stockholders has sole voting power and power to sell with respect to the shares of Common Stock beneficially owned. The percent is based upon the 71,653,001 shares outstanding at March 31, 2004, and 3,809,313 as to which the Directors and Executive Officers have the right to acquire upon options exercisable within 60 days of March 31, 2004.

(2)	Based on a Schedule 13G/A filed on February 10, 2004 by The TCW Group, Inc., parent of the TCW Business Unit, includes 4,259,957 shares with shared power to vote and 4,633,357 shares with shared power to dispose or direct the disposition of. The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, CA 90017.

(3)	Members of the Schottenstein-Deshe-Diamond families beneficially own a total of 19,172,314 shares of the Company, or 25.4% as of March 31, 2004. Family members include Geraldine Schottenstein, Jay Schottenstein, Ann Deshe, Susan Diamond, Lori Schottenstein, Saul Schottenstein, and each of their spouses if married. Geraldine Schottenstein is the mother and Saul Schottenstein is the uncle of Jay Schottenstein, Ann Deshe, Susan Diamond and Lori Schottenstein. The families own all of the stock of SEI, Inc. Jay Schottenstein serves as Chairman and Chief Executive Officer of SEI, Inc. and has or shares voting power for 69.9% of SEI, Inc. Accordingly, he may be deemed to be the beneficial owner of the 4,798,819 shares of the Company held by SEI, Inc., and they are included under his name in the table. Jay Schottenstein has shared voting power as trust advisor of trusts that own 4,144,062 shares and has sole voting power and power to sell as trustee of a trust that owns 199,302 shares, which are also included under his name in the table. Geraldine Schottenstein has sole voting power and power to sell as trustee of a trust that owns 2,840,716 shares and shares voting power and has sole power to sell as trustee of trusts that own 7,224,639 shares, and in each case all of the shares are included under her name in the table. Ann Deshe has shared voting power as trust advisor of trusts that own 4,780,354 shares and has sole power to sell as trustee of a trust that owns 1,699,777 shares. Susan Diamond has shared voting power as trustee of a trust that owns 1,699,777 shares and has sole voting power and power to sell as trustee or trust advisor of trusts that own 756,490 shares. The business address for each of SEI, Inc. and the members of the Schottenstein-Deshe-Diamond families is 1800 Moler Road, Columbus, Ohio 43207-1698.

(4)	Includes the following shares for options exercisable within 60 days of March 31, 2004: Mr. Deshe—126,000; Mr. Diamond—107,000; Mr. Doolan—132,750; Mr. Harrison—78,750; Mr. Jesselson—61,875; Mr. Kolber—24,000; Mr. Landon—48,243; Mr. Leedy—40,001; Mr. Marakas—76,500; Mr. Markfield—973,683; Ms. McGalla—42,422; Mr. O’Donnell—627,600; Mr. J. Schottenstein—1,019,934; Mr. Wedren—70,500; and Ms. Weil—250,029; and directors and officers as a group—3,809,313.

(5)	Based on a Schedule 13G/A filed on February 10, 2004 by FMR Corp., parent of Fidelity Management & Research Company, includes 56,400 shares with sole power to vote and 8,539,410 shares with sole power to dispose or direct the disposition of. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Board of Directors is divided into three classes. Each class of directors is elected for a three-year term. The Board of Directors has nominated three candidates to be elected at the Annual Meeting to serve as Class III Directors for three-year terms ending at the 2007 annual meeting or when their successors are duly elected and qualified. Of the nominees, Messrs. Diamond and O’Donnell are currently directors of the Company and Ms. Page is a first time nominee, who is independent. The terms of the remaining nine Class I and Class II Directors expire at the annual meetings to be held in 2005 and 2006.

The enclosed proxy, if returned duly executed and not revoked, will be voted as specified in the proxy, or if no instructions are given will be voted FOR each of the nominees listed below. If any nominee should become unavailable to serve, the Board of Directors may decrease the number of directors pursuant to the Bylaws or may designate a substitute nominee, in which event the proxy will be voted FOR such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if elected, unable to serve.

Certain information regarding each nominee and each incumbent director is set forth below as of March 31, 2004, including age, principal occupation, a brief description of business experience during at least the last five years, and other directorships.

Information Regarding Nominees for Class III Directors With Terms Expiring in 2007

Jon P. Diamond, age 46, has been a Director of the Company since November 1997. Since 1996, Mr. Diamond has served as President and Chief Operating Officer of Safe Auto Insurance Company, a property and casualty insurance company and as Executive Vice President and Chief Operating Officer from 1993 to 1996. Mr. Diamond served as Vice President of Schottenstein Stores Corporation, a private company owned by the Schotttenstien-Deshe-Diamond families (“SSC”), from March 1987 to March 1993 and served in various management positions with SSC since 1983. He also serves on the Board of Directors of Retail Ventures, Inc. (“RVI”), formerly Value City Department Stores, Inc., a company that operates a chain of off-price department stores which is 66.7% owned by SSC, with the remaining shares publicly-held and traded on the New York Stock Exchange.

James V. O’Donnell, age 63, has served as Chief Executive Officer of the Company since November 2003 and prior thereto as Co-Chief Executive Officer of the Company since December 2002 and as Chief Operating Officer for the Company since December 2000. Mr. O’Donnell became a member of the Board in December 2000. Prior to joining the Company, since December 1999, he served as President and Chief Operating Officer of Lyte, Inc., a retail technology services company. From 1997 to 2000, Mr. O’Donnell served as Director of Merchant Banking for Colmen Capital Advisors, Inc., and as a Project Consultant for the C. Everett Koop Foundation. From 1992 to 1997, Mr. O’Donnell was an owner and Chief Executive Officer of Computer Aided Systems, Inc. From 1980 to 1992, Mr. O’Donnell held various executive positions at The Gap Inc., and from 1987 to 1992, he was a member of the Board of Directors and was Executive Vice President. From 1989 to 1992, he served as Chief Operating Officer of The Gap Inc. Mr. O’Donnell is currently a member of the Advisory Board to the Villanova University College of Commerce and Finance, and a member of the Board of Directors of North America Media Engines, Inc. in Toronto, Canada.

Janice E. Page, age 55, is a private investor. Prior to her retirement in 1997, Ms. Page spent twenty-seven years in retailing holding numerous merchandising, marketing and operating positions with Sears Roebuck & Company, including Group Vice President from 1992 to 1997. She serves on the Board of Directors of Kellwood Company and R.G. Barry Corporation and is a Trustee of Glimcher Realty Trust.

Information Regarding Class I Directors With Terms Expiring in 2005

Ari Deshe, age 53, has been a Director of the Company since November 1997. Since 1996, Mr. Deshe has served as Chairman and Chief Executive Officer of Safe Auto Insurance Company, a property and casualty insurance company, and he served as President and Chief Executive Officer from 1993 to 1996. Prior to that, Mr. Deshe served as President of Safe Auto Insurance Agency from 1992 to 1993 and President of Employee Benefit Systems, Inc. from 1982 to 1992. He also serves on the Board of Directors of RVI.

Michael G. Jesselson, age 52, has served as a Director of the Company since November 1997. Mr. Jesselson is President of Jesselson Capital Corporation, a private investment corporation headquartered in New York City. He also serves on the Board of Directors of a number of nonprofit institutions.

George Kolber, age 53, has served as Vice Chairman of the Company’s Board of Directors since December 1995. He served as Vice Chairman and Chief Executive Officer of RVI from December 2000 to March 2002. From December 1995 to December 2000, he served as Chief Operating Officer of the Company. Prior to joining the Company, he served as Vice President of SSC since 1979 and as Vice President of Administration of RVI from 1990 until 1993. Prior to that time, Mr. Kolber served as Vice President and Chief Financial Officer of Strauss Stores and R&S Strauss Associates. He has also served as Chairman of the Board of Directors of Penn Jersey Auto Stores and on the Board of Directors of Wieboldts Department Stores.

Roger S. Markfield, age 62, has served as Vice-Chairman and President since November 2003. Prior thereto, he served as Co-Chief Executive Officer of the Company since December 2002 and as President of the

Company since February 1995. Mr. Markfield served the Company and its predecessors as Chief Merchandising Officer from February 1995 to December 2002 and as Executive Vice President of Merchandising from May 1993 to February 1995. He became a member of the Board in March 1999. Prior to joining the Company, he served as Executive Vice President-General Merchandising Manager for the Limited Division of The Limited, Incorporated, a large national specialty retailer from May 1992 to April 1993. From 1969 to 1976 and from 1979 to 1992, he was employed by R.H. Macy & Co., a national retailer operating department and specialty stores, as a Buyer in Boys’ Wear rising to the office of President of Corporate Buying-Mens. From 1976 to 1979, Mr. Markfield served as Senior Vice President of Merchandising and Marketing for the Gap Stores, Inc.

Jay L. Schottenstein, age 49, has served as Chairman of the Company and its predecessors since March 1992. He served the Company as Chief Executive Officer from March 1992 until December 2002 and prior to that time, he served as a Vice President and Director of the Company’s predecessors since 1980. He has also served since March 1992 as Chairman and Chief Executive Officer of SSC. He has also served as Chairman since March 1992 and as Chief Executive Officer from April 1991 through July 1997, of RVI. Mr. Schottenstein served as Vice Chairman of SSC since 1986 and as a director of SSC since 1982. He has also served as an officer and director of various other corporations owned or controlled by members of his family since 1976. Jay L. Schottenstein is the brother-in-law of Ari Deshe and Jon P. Diamond.

Information Regarding Nominees For Class II Directors With Terms Expiring in 2006

John L. Marakas, age 77, has been retired since April 1991. Prior to his retirement, Mr. Marakas served as President and a Director of Nationwide Corporation, an insurance and financial services holding company, from March 1972 to April 1990, and as President and a Director of Nationwide Life Insurance Company, from September 1981 to April 1991. Mr. Marakas has been a Director of the Company since April 1994.

Robert R. McMaster, age 55, has served as President and Chief Executive Officer of ASP Westward, LLC and ASP Westward L.P., companies that own over fifty-five community newspapers in Texas and Colorado, since December 2002. Prior to that time, he served as Chairman and Chief Executive Officer of the companies’ predecessors, Westward Communications Holdings, LLC and Westward Communications, LP from June 1997 to December 2002. Mr. McMaster held various positions at KPMG in Columbus, Ohio from May 1970 to June 1997, including Audit Department Partner-In-Charge, Office Managing Partner and Ohio Valley Area Managing Partner. He also served as a member of KPMG’s Management Committee from 1992 to 1997. Mr. McMaster has been a Director of the Company since May 2003.

Gerald E. Wedren, age 67, has been a Director of the Company since November 1997. Mr. Wedren has served as President of Craig Capital Co., a Washington D.C. based merger and acquisition firm since 1973. Mr. Wedren has been Managing Partner of Tavern Real Estate Limited Partnership and Wedren Associates, which owns and leases properties in the Washington and Baltimore area, since 1988. Mr. Wedren was President of G.E.W. Inc., an owner of fast food restaurants, from 1981 to 1988. Mr. Wedren is also a Director of Tavern Realty Co.

Larry M. Wolf, age 68, has been retired since 1997 after serving with The Rouse Company for thirty-five years. Mr. Wolf held various positions at The Rouse Company including Director of Merchandising and Creative Services from 1993 to 1997 and Director of Retail Leasing for twenty-one years from 1972 to 1993. He was also promoted to Senior Vice President in 1978. Since his retirement, Mr. Wolf has been providing consulting services to retailers, restaurants and community organizations. Mr. Wolf has been a Director of the Company since May 2003.

Information Concerning Board of Directors

During the fiscal year ended January 31, 2004 (“Fiscal 2003”), the Board of Directors met six times. Beginning with the third quarter of Fiscal 2003, the Board changed director compensation based on the recommendation of the compensation committee, so that directors who are not employees are paid an annual retainer of $45,000 per year, payable quarterly. Non-employee directors who participate on one of the Company’s three committees receive an annual retainer of $15,000 per year, payable quarterly, for each committee, not to exceed $30,000 per year. Non-employee directors who serve as committee chairs receive an additional annual retainer of $10,000 per year, payable quarterly, for each committee chaired. Directors who are employees of the Company do not receive separate compensation for serving as directors. In addition, the Company reimburses travel expenses to attend Board and committee meetings.

The Company’s 1999 Stock Incentive Plan, provides for the automatic grant of options to purchase 1,875 shares of common stock to each non-employee Director on the first trading day of each fiscal quarter. The exercise price for each option is the fair market value of the common stock on the date of grant. The exercise price must be paid either in cash or its equivalent. The Compensation Committee may permit exercise by tendering previously acquired shares or by other means approved by the committee. All of the options become exercisable one year after the date of grant and remain exercisable for a period of ten years from the date of grant, subject to earlier termination after termination of the option holder’s service as a Director of the Company. The options are transferable by the option holders either (i) if transferred without consideration to immediate family members or the entities they control or (ii) if such transfer is approved by the Compensation Committee.

Board Committees

The Board has a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee (“Nominating Committee”). These committees are governed by written charters, which were approved by the Board of Directors on March 10, 2004, and are available on the Company’s website at www.ae.com under the “About AE, AE Investment Info, Corporate Governance” section. A copy of the Audit Committee charter is also included as Appendix A to this document. The members of each standing committee are the same five directors. They are Michael G. Jesselson, John L. Marakas, Robert R. McMaster, Gerald E. Wedren and Larry M. Wolf. The Board has determined that each of these directors are independent as defined in the applicable rules for NASDAQ-traded issuers.

Audit Committee

The primary function of the Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications, performance and independence of the independent auditor, (3) the performance of the internal auditors, and (4) the Company’s compliance with regulatory and legal requirements. The Audit Committee also reviews and approves the terms of any new related party agreements. The Audit Committee met six times in Fiscal 2003.

The Board has determined that Mr. McMaster qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”) rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Mr. McMaster serves as the Chairperson of the Audit Committee.

Compensation Committee

The function of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to oversight and determination of executive compensation. The Compensation Committee reviews, recommends and approves salaries and other compensation of executive officers, administers the Company’s 1994 Stock Option Plan and 1999 Stock Incentive Plan and administers the Company’s Management Incentive Plan. Mr. Marakas serves as the Chairperson of the Compensation Committee. The Compensation Committee met nine times in Fiscal 2003.

Nominating Committee

The function of the Nominating Committee is to aid the Board in meeting its responsibilities with regard to the organization and operation of the Board, selection of nominees for election to the Board and other corporate governance matters. Mr. Wedren serves as the Chairperson of the Nominating Committee. The Nominating

Committee met once in Fiscal 2003. The Nominating Committee developed and will review each year the Company’s Corporate Governance Guidelines, which were adopted by the Board and are available on the Company’s website at www.ae.com under the “About AE, AE Investment Info, Corporate Governance” section.

The Nominating Committee periodically reviews the appropriate size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. In evaluating and determining whether to recommend a candidate to the Board, the Committee reviews the appropriate skills and characteristics required of Board members in the context of the background of existing members and in light of the perceived needs for the future development of the Company’s business, including issues of diversity and experience in different substantive areas such as retail operations, marketing, technology, distribution, real estate and finance. Candidates may come to the attention of the Committee from a variety of sources, including current Board members, stockholders, and management. To date, the Committee has not used the services of a search firm. The Committee will consider stockholder recommendations of candidates. All candidates are reviewed in the same manner regardless of the source of the recommendation. Stockholder recommendations should be submitted to the Nominating Committee in care of: Corporate Secretary, American Eagle Outfitters, Inc., 150 Thorn Hill Drive, Warrendale, PA 15086-4857. The submission should include the candidate’s name, qualifications and the other information specified in Article Tenth, (b) of the Company’s Certificate of Incorporation, which is available on the Company’s website at www.ae.com under the “About AE, AE Investment Info, Corporate Governance, Other Governance Documents” section. For purpose of the 2005 Annual Meeting, the Corporate Secretary must receive this information not later than January 3, 2005. Ms. Janice E. Page, the first time nominee for election at the Annual Meeting, was recommended to the Nominating Committee by a member of the Committee.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report for the year ended January 31, 2004 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission.

Robert R. McMaster, Audit Committee Chair

Michael G. Jesselson, Audit Committee Member

John L. Marakas, Audit Committee Member

Gerald E. Wedren, Audit Committee Member

Larry M. Wolf, Audit Committee Member

Compensation Committee Interlocks and Insider Participation

The Compensation Committee administers and grants awards under the Company’s 1994 Stock Option Plan and 1999 Stock Incentive Plan. The Compensation Committee consists of Michael G. Jesselson, John L. Marakas, Robert R. McMaster, Gerald E. Wedren, and Larry M. Wolf. None of the members are present or former officers of the Company or have affiliates that are parties to agreements with the Company.

Communications with the Board

The Board provides a process for stockholders to send communications to the non-management members of the Board. That process is described on the Company’s website at www.ae.com under the “About AE, AE Investment Info, Corporate Governance, Board of Directors” section.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of its directors, officers (including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and employees. The Company has made the Code of Ethics available on the Company’s website at www.ae.com under the “About AE, AE Investment Info, Corporate Governance” section.

Executive Officers

The following persons are executive officers of the Company. For information regarding officers who are also Directors, see “Election of Directors.” The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

Laura A. Weil, age 47, has served as Chief Financial Officer of the Company since December 1995. Prior to joining the Company, she was a consultant to companies including SSC, from March 1995 to December 1995. From 1992 to 1995, she was Senior Vice President and the head of the retailing investment banking practice at Oppenheimer & Co., Inc. Prior to joining Oppenheimer, Ms. Weil held various executive positions at R.H. Macy & Co., Inc. from 1989 to 1992, including Vice President-Finance and Chief Financial Officer-Credit Operations. From 1988 to 1989 she was an executive with L’Herbier de Provence, a Paris-based cosmetics and toiletries retailer. From 1979 to 1981 and 1983 to 1988, Ms. Weil held various investment banking positions with Lehman Brothers and its predecessor Lehman Brothers Kuhn Loeb. Inc., including Vice President of the firm’s Merchandising group. She also serves on the Board of Directors of Ultra Stores, Inc., a leading privately-held off-price retailer of fine jewelry with 110 stores nationwide.

Joseph E. Kerin, age 58, has served as Executive Vice President of Store Operations of the Company and its predecessors since January 1991. Prior to that time, he held various positions with the Company’s predecessors, including Senior Vice President-Store Operations from October 1987 to October 1988, Vice President-General Manager Store Operations from February 1979 to October 1987, General Manager Store Operations from November 1975 to February 1979, and Regional/District Manager of the Silverman’s Division from October 1972 to November 1975.

Howard Landon, age 58, has served as Executive Vice President of Production and Sourcing since April 2002. From February 1997 to April 2002, he served as Senior Vice President of Production and Sourcing and from January 1995 to February 1997 he served as Vice President of Production and Sourcing. Prior to joining the Company, Mr. Landon was Vice President of Cygne Design, a division of Ann Taylor, from May 1993 to January 1995. From September 1990 to May 1993, he was a Senior Vice President at Mast Industries, a division of The Limited, Inc. From January 1980 to May 1990, Mr. Landon was Chief Executive Officer of Strategy Fashions, Inc., a privately held sportswear company.

Michael J. Leedy, age 35, has served as Executive Vice President, Strategic Planning and E-Commerce since November 2003 and as Chief Marketing Officer since June 1999. From February 1995 to May 1999, he served as Vice President of Marketing. Prior to joining the Company, Mr. Leedy served as President of Method, Inc., a brand strategy firm providing consulting services to the Company and other leading retailers. Prior to leading Method, Inc., he held various positions with The Limited, Inc. in Columbus, Ohio.

Susan P. McGalla, age 39, has served the Company as Executive Vice President and Chief Merchandising Officer since November 2003 and prior thereto as Executive Vice President, Merchandising since August 2002. From November 1997 to August 2002, she served as Vice President, General Merchandise Manager-Women’s. Prior to that time, Ms. McGalla held various other positions with the Company, including Divisional Merchandise Manager-Women’s from June 1996 to November 1997 and Buyer-Women’s from June 1994 to June 1996. Prior to joining the Company, she held various merchandising/management positions at Joseph Horne Company in Pittsburgh, Pennsylvania from June 1986 to June 1994. Ms. McGalla also serves as Chairman of the American Eagle Foundation.

Dale E. Clifton, age 50, has served the Company and its predecessors as Controller since June 1986, as Chief Accounting Officer since October 1988, and as Vice President since October 1994. He served the Company and its predecessors as Assistant Controller from 1984 to June 1986. Prior to joining the Company, he worked as a Certified Public Accountant from 1975 to 1984 at Alpern, Rosenthal & Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who are beneficial owners of more than ten percent of the Company’s Common Stock (“reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Fiscal 2003, with the exception of one late Form 3 and Form 4 filing by each of Mr. McMaster and Mr. Wolf, all reporting persons complied with the applicable filing requirements.

Executive Officer Compensation

The following table shows certain information regarding compensation earned during each of the last three fiscal years by the Company’s Chief Executive Officers and each of the Company’s four most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation(2)			Long Term Compensation
Name and Principal Position	Fiscal Year
		Salary	Bonus		Restricted Stock Awards		Options/ SARs(#)	All Other Compensation
	(1)				(3)			(4)
James V. O’Donnell (5) Chief Executive Officer	2003 2002 2001	$840,000 $800,000 $712,500	$ $	190,807 None 613,400	$	None None 1,736,800	900,000 None None	$12,600 $15,200 $ 3,800

Roger S. Markfield (6) Vice Chairman and President	2003 2002 2001	$945,000 $900,000 $800,000	$	None None 688,800	$	None None 1,736,800	300,000 300,000 None	$12,600 $14,600 $12,100

Susan P. McGalla (7) Executive Vice President and Chief Merchandising Officer	2003 2002 2001	$535,000 $460,000 $351,000	$	None None 180,800	$	None None 260,500	58,300 58,334 None	$ 9,600 $11,700 $11,300

Laura A. Weil Executive Vice President and Chief Financial Officer	2003 2002 2001	$445,000 $430,000 $400,000	$	None None 241,000	$	None None 354,300	30,000 None 100,000	$ 9,700 $11,600 $11,000

Howard Landon Executive Vice President, Production and Sourcing	2003 2002 2001	$440,000 $425,000 $326,400	$	None None 111,900	$	None None 173,700	35,000 35,000 None	$11,000 $12,400 $10,600

Michael J. Leedy (8) Executive Vice President – Strategic Planning and E-Commerce	2003 2002 2001	$430,000 $410,000 $350,000	$	None None 150,700	$	None None 260,500	40,000 40,000 None	$ 9,600 $11,200 $11,800

(1)	2003, 2002 and 2001 refer to the fifty-two week periods ended January 31, 2004, February 1, 2003 and February 2, 2002, respectively.

(2)	While the named executive officers enjoy certain perquisites, for Fiscal 2003, Fiscal 2002 and Fiscal 2001, these did not exceed the lesser of $50,000 or 10% of each executive officer’s salary and bonus.

(3)	The value of the restricted stock included in the Summary Compensation Table is based on the fair market value at the date of grant. A portion of the shares granted on April 25, 2001 vested on March 11, 2002.

(4)	Includes the amount of employer matching and supplemental contributions allocated to each executive’s account under the Company’s qualified defined contribution plan as well as term life insurance premiums paid on behalf of the executive during Fiscal 2003, Fiscal 2002 and Fiscal 2001.

(5)

Mr. O’Donnell is employed pursuant to an employment agreement dated December 30, 2003. His agreement has a term of three years, subject to earlier termination by either party. It provides for an annual base salary of at least $950,000 effective February 1, 2004, a cash signing bonus of $200,000, to be grossed-up for income taxes, payable over three years, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, recommended grants of 100,000 restricted shares for each full fiscal year term during the agreement, and other fringe benefits. It provides for a retirement benefit upon the expiration of the contract’s term equal to the Executive’s total cash compensation for the highest compensated fiscal year of the three year contract. Additionally, it provides for severance payments equal to one year of base salary in the event of a non-cause termination by the Company. The Compensation Committee may increase Mr. O’Donnell’s base salary at their discretion.

(6)	Mr. Markfield is employed pursuant to an employment agreement dated September 8, 1999. His agreement has an initial term of three years and continues from year to year thereafter, subject to earlier termination by either party. It provides for an annual base salary of at least $600,000, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, recommended grants during the initial term of up to 300,000 restricted shares and options for 900,000 shares under the Company’s 1999 Stock Incentive Plan, and other fringe benefits. It provides for severance payments equal to one year of base salary and continued medical coverage in the event of a non-cause termination by the Company. The Compensation Committee may increase Mr. Markfield’s base salary at their discretion and make additional grants of restricted stock and options following the initial term.

(7)	Ms. McGalla is employed pursuant to an employment agreement dated September 4, 2002. The agreement has an initial term of two and one-half years and continues from year to year thereafter, subject to earlier termination by either party. It provides for an annual base salary of at least $500,000, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, recommended grants during each year of the initial term of up to 16,667 restricted shares and options for 58,334 shares under the Company’s 1999 Stock Incentive Plan, and other fringe benefits. The Compensation Committee may increase Ms. McGalla’s base salary at their discretion and make additional grants of restricted stock and options.

(8)	Mr. Leedy is employed pursuant to an employment agreement dated July 30, 2003. The agreement has an initial term of three and one-half years and continues from year to year thereafter, subject to earlier termination by either party. It provides for an annual base salary of at least $465,000, $500,000 and $540,000 during Fiscal 2004, Fiscal 2005 and Fiscal 2006, respectively, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, recommended grants during the initial term of up to 45,000 restricted shares and options for 150,000 shares under the Company’s 1999 Stock Incentive Plan, and other fringe benefits. The Compensation Committee may increase Mr. Leedy’s base salary at their discretion and make additional grants of restricted stock and options during the initial term.

Option/SAR Grants In Last Fiscal Year

The following table sets forth certain information regarding individual grants of stock options in Fiscal 2003 to each of the Company’s most highly compensated executive officers disclosed in the Summary Compensation Table.

Name	Options/ SARs Granted (#)	% of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value $ (1)
James V. O’Donnell	900,000	34.2%	$14.05	March 4, 2013	$6,582,150
Roger S. Markfield	300,000	11.4%	$14.05	March 4, 2013	$2,194,050
Susan P. McGalla	58,300	2.2%	$14.05	March 4, 2013	$426,377
Laura A. Weil	30,000	1.1%	$14.05	March 4, 2013	$219,405
Howard Landon	35,000	1.3%	$14.05	March 4, 2013	$255,973
Michael J. Leedy	40,000	1.5%	$14.05	March 4, 2013	$292,540

(1)	The grant date present value was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 2.62%; no dividend yield; volatility factor of the expected market price of the Company’s common stock of 0.503; weighted-average expected life of the options of five years; and an expected forfeiture rate of approximately 11.45%.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table provides certain information on the exercise of options during Fiscal 2003 and the number and value of stock options held by the executive officers named in the Summary Compensation Table at January 31, 2004.

			Number of Unexercised Options at January 31, 2004 (#)		Value of Unexercised In-The-Money Options at January 31, 2004 ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized $
			Exercisable	Unexercisable	Exercisable	Unexercisable
James V. O’Donnell	—	—	327,600	1,472,400	—	$4,635,000
Roger S. Markfield	—	—	822,103	772,400	$1,252,685	$1,545,000
Susan P. McGalla	4,500	$61,355	52,143	110,101	$113,272	$325,136
Laura A. Weil	32,250	$616,684	220,029	183,560	$659,411	$350,787
Howard Landon	—	—	39,134	81,033	$164,986	$180,250
Michael J. Leedy	—	—	88,513	102,986	$259,666	$206,000

(1)	Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at January 31, 2004 of $19.20. An option is in-the-money if the fair market value of the underlying shares exceeds the price of the option.

EQUITY COMPENSATION PLAN TABLE

The following table sets forth additional information as of January 31, 2004, about shares of the Company’s Common Stock that may be issued upon the exercise of options and other rights under the Company’s existing equity compensation plans and arrangements, divided between plans approved by the Company’s stockholders and plans or arrangements not submitted to the Company’s stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders (1)	10,025,095	$18.55	1,469,981
Equity compensation plans not approved by stockholders	—	—	—

Total	10,025,095	$18.55	1,469,981

(1)	Equity compensation plans approved by stockholders include the 1994 Stock Option Plan and the 1999 Stock Incentive Plan.

The following “Report of the Compensation Committee on Executive Compensation” and “Performance Graph” shall not be deemed incorporated by reference by general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General.    The key components of the Company’s executive officer compensation include both short-term and long-term components. Short-term compensation consists of an executive officer’s annual base salary and annual cash bonus. Long-term, equity-based compensation can include grants of restricted stock and stock options awards. The Board of Directors has delegated to the Compensation Committee the authority with respect to the Company’s overall compensation policy, including authority to establish the annual salary and bonus compensation of the officers under the Company’s annual incentive bonus or Management Incentive Plan, as amended (the “Incentive Plan”). The Compensation Committee also has the authority to grant awards in the form of stock options, stock appreciation rights, restricted stock awards, performance units, or performance shares under the Company’s 1999 Stock Incentive Plan, as amended (the “Stock Plan”).

Chief Executive Officer’s Compensation.    James V. O’Donnell serves as Chief Executive Officer of the Company. During Fiscal 2003, his base salary was fixed by the Compensation Committee at $840,000, a 5.0% increase from Fiscal 2002. In connection with his appointment as sole CEO, the Compensation Committee approved a new employment agreement for Mr. O’Donnell dated December 30, 2003. Pursuant to the agreement, Mr. O’Donnell’s base salary was increased beginning in Fiscal 2004 to $950,000 and he was granted a cash signing bonus of $200,000, to be grossed-up for income taxes, payable over three years. During Fiscal 2003, the Compensation Committee granted Mr. O’Donnell options to purchase 900,000 shares, at market value, which vest over three years and expire after 10 years, and an award of performance based restricted stock pursuant to the Stock Plan. Additionally, the Compensation Committee fixed a target cash bonus pursuant to the Incentive Plan. The performance goals for the restricted stock and target cash bonus were not met. Accordingly, no performance cash bonus was paid and the restricted stock was forfeited. Mr. O’Donnell’s compensation for Fiscal 2003 was determined by the Compensation Committee, with the advice of an independent consultant retained by the Committee, and it was based on the subjective perception of his performance and his historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

Roger S. Markfield serves as Vice Chairman, President and former Co-Chief Executive Officer of the Company. During Fiscal 2003, his base salary was $945,000, a 5.0% increase from Fiscal 2002. The Compensation Committee granted Mr. Markfield options to purchase 300,000 shares, at market value, which vest over three years and expire after 10 years, and an award of performance based restricted stock pursuant to the Stock Plan. Additionally, the Compensation Committee fixed a target cash bonus pursuant to the Incentive Plan. The performance goals for the restricted stock and target cash bonus were not met. Accordingly, no performance cash bonus was paid and the restricted stock was forfeited. Mr. Markfield’s compensation for Fiscal 2003 was determined by the Compensation Committee, with the advice of an independent consultant retained by the Committee, and it was based on the subjective perception of his performance and his historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

Executive Officer Compensation.    The Fiscal 2003 base salaries and targeted cash bonuses for the executive officers named in the Summary Compensation Table were determined by the Compensation Committee as a part of the Incentive Plan, which was approved by stockholders on May 27, 2003. Bonuses earned under the Incentive Plan are included in the Summary Compensation Table for the fiscal year that they were earned. The Incentive Plan was developed by the Compensation Committee with the assistance of an outside compensation consultant.

As a part of the Incentive Plan, the Compensation Committee fixed annual bonus payments equal to varying percentages of base salary, with the bonus payments contingent on meeting performance goals set by the Committee. The determination of base salaries and bonus percentages was not based on specific objective criteria. No specific weight was given to any of the factors considered. Because the performance goals for Fiscal 2003 were not met, no bonuses were paid under the Incentive Plan.

Stock Awards.    The Stock Plan was approved by the stockholders on June 8, 1999, and amended with approval of the stockholders on June 5, 2001, for the purpose of providing incentives to key employees of the Company and its affiliates, consultants who provide significant services to the Company and its affiliates, and directors of the Company who are not employees. The Plan is intended to motivate these individuals to further the growth and profitability of the Company as well as to assist the Company in retaining key employees and directors. During Fiscal 2003, the Compensation Committee granted options, at market value, to executive officers as set forth above under “Options/SAR Grants in Last Fiscal Year” and made awards of restricted stock that were subject to performance goals. The restricted stock was forfeited because the performance goals were not met. The options become exercisable one-third each year and expire ten years from the grant date. The determination to grant the options and restricted stock was based on a number of factors, including the advice of an independent consultant and the Compensation Committee’s subjective perception of the individual’s performance and historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

Tax Treatment.    The Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code on its compensation plans and has determined that it is the Company’s preference to qualify its executives’ compensation for deductibility under applicable tax laws, to the extent the Compensation Committee determines it is consistent with the Company’s best interests.

The following members of the Compensation Committee respectfully submit this report:

John L. Marakas, Compensation Committee Chair

Michael G. Jesselson, Compensation Committee Member

Robert R. McMaster, Compensation Committee Member

Gerald E. Wedren, Compensation Committee Member

Larry M. Wolf, Compensation Committee Member

PERFORMANCE GRAPH

The following graph shows the percentage change in the cumulative total return performance to holders of the Company’s Common Stock with that of The Nasdaq Stock Market—U.S. Index and the Standard & Poor’s Specialty Apparel Index, both of which are published indexes. The Company’s Common Stock is traded on The Nasdaq National Market under the symbol “AEOS”. The comparison of the cumulative total returns for each investment assumes that $100 was invested in the Company’s Common Stock and the respective index on January 31, 1999.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG AMERICAN EAGLE OUTFITTERS, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE S & P APPAREL RETAIL INDEX

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 31, 2004, the Schottenstein-Deshe-Diamond families (the “families”) owned 25.4% of the outstanding shares of Common Stock of the Company. As long as the families own a substantial portion of the Company’s voting shares, they will have significant influence over any action requiring stockholder approval. The families also own a private company, Schottenstein Stores Corporation (“SSC”), which owns Linmar Realty Company and also includes a publicly-traded subsidiary, Retail Ventures, Inc. (“RVI”), formerly Value City Department Stores, Inc. The Company had the following transactions with these related parties during Fiscal 2003. The Company believes that the terms of these transactions are as favorable to the Company as those that could be obtained from third parties.

The Company has an operating lease for its corporate headquarters and distribution center with Linmar Realty Company. The lease, which expires on December 31, 2020, provides for annual rental payments of approximately $2.4 million through 2005, $2.6 million through 2015, and $2.7 million through the end of the lease. Rent expense was $2.4 million during Fiscal 2003 under the lease.

The Company and its subsidiaries sell end-of-season, overstock and irregular merchandise to various parties, including RVI. These sell-offs, which are without recourse, are typically sold below cost and the proceeds are reflected in cost of sales. The marked-down cost of merchandise disposed of via sell-offs during Fiscal 2003 was $38.3 million which resulted in an increase to cost of sales of $6.0 million attributed to these transactions. Included in this amount was $12.9 million of merchandise, at marked-down cost, which was sold to RVI during Fiscal 2003 and resulted in a decrease to cost of sales of $0.3 million.

SSC and its affiliates charge the Company for various professional services provided to the Company, including certain legal, real estate, travel and insurance services. For Fiscal 2003, the Company paid approximately $0.9 million for these services.

Deposits were previously made with SSC totaling approximately $2.5 million in a cost sharing arrangement for the acquisition of an interest in several corporate aircraft. As of January 31, 2004, the Company was negotiating a discontinuation of this arrangement and determined the net realizable value of these deposits based upon an independent third party valuation. As a result, the Company expected to receive approximately $1.4 million from SSC. The Company recognized a loss of $1.0 million as a result of this write-down. Additionally, the Company paid $1.0 million during Fiscal 2003 to cover its share of operating costs based on usage of the corporate aircraft under the cost sharing arrangement.

PROPOSAL TWO: REGARDING EXPENSING STOCK OPTIONS

Judith A. Toby, 515 E. 88th Street #3M, New York, NY 10128, who owns more than $2,000 worth of American Eagle Outfitters stock, has indicated that she intends to submit the following stockholder proposal at the Annual Meeting:

Whereas, option grants to officers, directors and employees dilute the equity of shareholders, these grants should be expensed. Many large corporations have already agreed to follow this procedure.

The Board of Directors recommends a vote “AGAINST” this stockholder proposal for the following reason:

The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Furthermore, in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, the Company provides pro forma information on its Forms 10-Q and 10-K regarding net income and earnings per share as if the Company had accounted for its employee stock options granted beginning in the fiscal year subsequent to December 31, 1994 under the fair value method of that Statement. As such, the Company is in compliance with the current stock-based compensation accounting and reporting rules issued by the Financial Accounting Standards Board (the “FASB”).

On March 31, 2004, the FASB issued an Exposure Draft, Share-Based Payment, which is a proposed amendment to SFAS No. 123. The Exposure Draft would require all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement at their grant-date fair values. Per the FASB, the fair value should be determined using a lattice option-pricing model (e.g., a binomial model). The FASB expects to issue a final standard late in 2004 that would be effective for public companies for fiscal years beginning after December 15, 2004. In accordance with the Exposure Draft, the Company plans to adopt the final provisions for the expensing of stock options beginning on January 30, 2005, the beginning of Fiscal 2005. The Company does believe that it is prudent to wait until the promulgation of the final standard to begin expensing stock options.

As the Company is in compliance with the FASB’s current rules regarding stock-based compensation and intends to adopt any final provisions for the expensing of stock options, this stockholder proposal is deemed duplicative of our existing efforts regarding this matter.

The Board of Directors recommends that stockholders vote “AGAINST” this stockholder proposal.

PROPOSAL THREE: REGARDING ADOPTION OF HUMAN RIGHTS STANDARDS BASED ON INTERNATIONAL LABOR ORGANIZATION CONVENTIONS

The New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Fire Department Pension Fund 1 Center Street, New York, NY 10007, each the owner of more than $2,000 worth of American Eagle Outfitters stock, have indicated that their boards of trustees intend to submit the following stockholder proposal at the Annual Meeting:

Whereas, American Eagle Outfitters, Inc. currently has extensive overseas operations, and

Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, “sweatshop” conditions, and the denial of labor rights in U.S. corporate overseas operations, and

Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

Whereas, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights, and the United Nation’s Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights (“UN Norms”), which include the following principles:

1.	All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98; UN Norms, section D9)

2.	Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135; UN Norms, section D9)

3.	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and 111; UN Norms, section B2)

4.	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Convention 29 and 105; UN Norms, section D5)

5.	There shall be no use of child labor. (ILO Convention 138; UN Norms, section D6), and,

Whereas, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company’s commitment to human rights is to be maintained.

Therefore, be it resolved that the shareholders request that the Company commit itself to the implementation of a code of conduct based on the aforementioned ILO human rights standards and United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards.

The Board of Directors recommends a vote “AGAINST” this stockholder proposal for the following reasons:

American Eagle Outfitters is firmly committed to the goal of using only the most highly regarded and efficient suppliers throughout the world. We require our suppliers to provide a workplace environment that not only meets basic human rights standards, but also one that complies with all local legal requirements and encourages opportunity for all, dignity and respect.

For many years, we have had a policy for the inspection of factories throughout the world where goods are produced to our order. This inspection process is important for quality control purposes, as well as customs compliance and human rights. Beginning in Fiscal 2001, we strengthened and formalized the process by developing and implementing a comprehensive vendor compliance program with the assistance of an internationally recognized consulting firm. This program contractually requires all suppliers to meet our global workplace standards, including human rights standards, as set forth in our Code of Conduct for Vendors and Contractors. The Code of Conduct is required to be posted in all factories in the local language. The program utilizes third party inspectors to audit compliance by vendor factories with our workplace standards and Code of Conduct.

We believe that the requested commitment called for by this stockholder proposal is duplicative of our existing efforts on workplace human rights. We think we can be most effective by continuing to focus our efforts on existing initiatives and policies, rather than introducing a new and duplicative statement of principles.

The Board of Directors recommends that stockholders vote “AGAINST” this stockholder proposal.

AUDITOR FEES AND SERVICES

During Fiscal 2003, Ernst & Young LLP served as our independent auditors and in that capacity rendered an opinion on our consolidated financial statements as of and for the year ended January 31, 2004. The Audit Committee annually reviews the selection of our independent auditors and has selected Ernst & Young LLP as our independent auditors for the current year. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.

The following table sets forth the aggregate fees billed to us by our independent auditors in each of the last two fiscal years:

Description of Fees	Fiscal 2003	Fiscal 2002
Audit Fees	$373,650	$190,000
Audit-Related Fees	—	—
Tax Fees	—	130,500
All Other Fees	—	—

Total Fees	$373,650	$320,500

“Audit Fees” include fees billed for professional services rendered in connection with the audit of our consolidated financial statements and the review of our interim consolidated financial statements included in quarterly reports as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including comfort letters, consents and consultation regarding financial accounting and/or reporting standards. “Tax Fees” include fees billed for international tax planning and tax consulting services.

The Audit Committee has adopted a policy that requires pre-approval of all auditing services and permitted non-audit services to be performed by the independent auditors, subject to the de minimus exceptions for non-audit services as described in SEC Exchange Act Section 10A(i)(1)(B) which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate the authority to grant pre-approvals of audit and permitted non-audit services to subcommittees consisting of one or more members when it deems appropriate, provided that decisions of such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting.

COST OF SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

STOCKHOLDER PROPOSALS

Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the Board of Directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2005 must be received by the Company (addressed to the attention of the Secretary) on or before January 3, 2005. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission.

OTHER MATTERS

The only business which the management intends to present at the meeting consists of the matters set forth in this statement. The management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

The Company’s Annual Report for Fiscal 2003, including financial statements, was furnished to stockholders prior to or concurrently with the mailing of this Proxy Statement. Extra copies of the Annual Report, which includes the Company’s Report on Form 10-K to the Securities and Exchange Commission are available upon request, directed to Laura A. Weil, Chief Financial Officer of the Company, at 150 Thorn Hill Drive, Warrendale, Pennsylvania 15086-7528, (724)-776-4857.

Appendix A

AUDIT COMMITTEE CHARTER

Adopted June 13, 2000, amended March 10, 2004

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications, performance and independence of the independent auditor, (3) the performance of the internal auditors, and (4) the Company’s compliance with regulatory and legal requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of Nasdaq, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. At least one member of the Committee shall be a financial expert as defined by the SEC.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members shall serve at the pleasure of the Board. The members of the Committee shall designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as it determines. As part of its responsibility to foster open communication, the Committee should meet in separate executive sessions at least annually with management, the internal auditors, and the independent accountants to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Audit Committee may request to attend a formal or informal meeting or consultation with any officer or employee of the Company, its internal auditors, independent auditors or outside counsel.

IV.	RESPONSIBILITIES AND DUTIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent that it deems it necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review this Charter annually and shall recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the performance of the Committee.

To fulfill its responsibilities and duties the Audit Committee shall, to the extent it deems necessary or appropriate:

Financial Statements and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of the quarterly reports on Form 10-Q, including the results of the independent auditors review of the quarterly financial statements. The Chair of the Committee may represent the entire Committee for the purposes of this review.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and actions taken in light of any material control deficiencies.

4. Review and discuss quarterly reports from the independent auditor on: (a) all critical accounting policies and practices used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management a draft of the earnings press releases, including any use of “pro-forma” or “adjusted” non-GAAP financial information, as well as any earnings guidance provided to the investing public. Such discussions may be done generally, including the type of information to be disclosed or types of presentations to be made.

6. Discuss with management and the independent auditor the effect on the Company’s financial statements of any regulatory or accounting initiatives or any off-balance sheet structures.

7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the CEO or CFO during their certification process for the Form 10-K or Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of Relationship with Independent Auditor

10. Review and evaluate the lead partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry of investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with such issues, and (d) all relationships between the independent auditor and the Company or its executive officers. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of any permitted non-audit services is compatible with maintaining the auditor’s independence, in each case taking into account the opinions of management and the independent auditors. The Audit Committee shall present its conclusions with respect to the independent Auditor to the Board.

12. Ensure the rotation at the independent auditor for the Company’s audit of the lead partner having primary responsibility for the audit and the partner responsible for reviewing the audit at least every five years.

13. Review and approve the hiring by the Company of any employee or former employee of the independent auditor who has participated in any capacity in the Company’s audits, and confirm with management prior to the initiation date of each audit that the Company has not hired any such person in the past year in violation of Section 10A(1) of the Exchange Act.

14. Confirm with members of the independent auditor team whether or not they had any discussions with their national office on matters of audit quality and consistency relating to the Company, and if so discuss such issues with the national office.

15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Internal Audit Function

16. Review the retention and any replacement of the firm providing internal audit services.

17. Review the significant reports to the Audit Committee or management prepared by the internal auditors and management’s responses.

18. Discuss with the independent auditor and management the internal audit firm responsibilities, budget and staffing and any recommended changes to the planned scope of internal audit projects.

Compliance with Oversight Responsibilities

19. Obtain from the independent auditor assurance that it is not aware of any illegal act required to be reported to the Audit Committee under Section 10A(b) of the Exchange Act.

20. Review and advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and the Company’s Code of Ethics. Obtain reports from management, the internal auditor and the independent auditor that the Company and its subsidiaries are in conformity in all material respects with applicable legal requirements and the Company’s Code of Ethics.

21. Review and approve all related party transactions that are on such terms, which, in the judgment of the Audit Committee, are no less favorable to the Company than could be obtained from unaffiliated parties.

22. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23. Discuss with management an the independent auditor any correspondence with regulators or governmental agencies or any published reports, in each case, which raise material issues regarding the Company’s financial statements or accounting policies.

24. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation on Audit Committee Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditor.

PLEASE DETACH PROXY CARD HERE

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “AGAINST” BOTH PROPOSAL 2 AND PROPOSAL 3.

Please sign and date this Proxy below and return in the enclosed envelope.

DATE: _______________________________, 2004

__________________________________________

(Signature)

__________________________________________

(Signature of joint owner)

Signature(s) must agree with the name(s) printed on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

This proxy is solicited on behalf of the Board of Directors.

PLEASE DETACH PROXY CARD HERE

PROXY	AMERICAN EAGLE OUTFITTERS, INC.

The undersigned Stockholder of American Eagle Outfitters, Inc. hereby appoints Laura A. Weil, Neil Bulman Jr. and Dale E. Clifton, or any one of them, as attorneys and proxies with full power of substitution to vote all of the shares of Common Stock of American Eagle Outfitters, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Eagle Outfitters, Inc. to be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York on Tuesday, June 22, 2004 at 11:00 a.m., local time, and at any adjournment or adjournments thereof as follows:

1.	Proposal One. Election of Directors	FOR all Class III nominees listed below (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐

(Instructions: Do not check “WITHHOLD AUTHORITY” to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above and check “FOR”.)

JON P. DIAMOND, JAMES V. O’DONNELL AND JANICE E. PAGE

2.	Proposal Two. If presented at the annual meeting, to approve a stockholder proposal regarding expensing stock options.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Proposal Three. If presented at the annual meeting, to approve a stockholder proposal regarding adoption of human rights standards based on international labor organization conventions.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	In their discretion to vote upon such other matters as may properly come before the meeting.

(Continued, and to be dated and signed, on the other side)